Exhibit 99.1

Audited Consolidated Financial Statements

December 31, 2013 and 2012 and the Years then Ended

(Together with Independent Auditors’ Report)

Independent Auditors’ Report

The Board of Directors

CenterState Banks, Inc.

Florida:

We have audited the accompanying consolidated financial statements of Gulfstream Bancshares, Inc. and Subsidiary (the “Company”), which comprise the consolidated balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of earnings, comprehensive income, stockholders’ equity and cash flows for the years then ended and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

 Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2013 and 2012, and the results of their operations, comprehensive income and cash flows for the each of the years in the three-year period ended December 31, 2013 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As disclosed in Note 25 of the consolidated financial statements, the Company completed a merger with CenterState Banks, Inc. (“CenterState”) on January 17, 2014. CenterState is the surviving entity. Our opinion is not modified with respect to this matter.

HACKER, JOHNSON & SMITH PA

Fort Lauderdale, Florida

February 20, 2014

GULFSTREAM BANCSHARES, INC. AND SUBSIDIARY

Consolidated Balance Sheets

($ in thousands, except share amounts)

	December 31,
	2013	2012
Assets

Cash and due from banks	$7,975	9,978
Interest-bearing deposits with banks	78,931	114,144
Federal funds sold	7,513	7,511

Total cash and cash equivalents	94,419	131,633

Securities available for sale	61,288	48,300
Loans held for sale	664	468
Loans, net of allowance for loan losses of $12,358 and $16,104	363,266	342,974
Premises and equipment, net	5,781	6,087
Federal Home Loan Bank stock, at cost	885	1,044
Foreclosed real estate, net	3,365	4,658
Accrued interest receivable	1,255	1,257
Deferred income taxes	7,022	9,029
Bank-owned life insurance	4,939	4,769
Other assets	1,941	1,645

Total assets	$544,825	551,864

Liabilities and Stockholders’ Equity

Liabilities:
Noninterest-bearing demand deposits	168,300	170,192
Savings, NOW and money-market deposits	213,852	199,826
Time deposits	84,419	102,875

Total deposits	466,571	472,893

Federal Home Loan Bank advances	5,000	5,000
Junior subordinated debentures	10,310	10,310
Other borrowings	6,884	2,597
Other liabilities	2,663	3,426

Total liabilities	491,428	494,226

Commitments and contingencies (Notes 5, 14 and 22)

Stockholders’ equity:
Preferred stock, $.01 par value; 1,000,000 shares authorized:
Nonvoting Series A, 200,000 shares designated, 155,629 issued and outstanding, liquidation value $23.88 per share	1	1
Designated Series D, 0 and 7,500 shares issued and outstanding, liquidation value $7,500	—	—
Additional paid-in capital, preferred	248	7,748
Common stock, $.01 par value; 3,000,000 shares authorized, 1,569,164 and 1,562,504 shares issued and outstanding	16	16
Additional paid-in capital, common	23,489	23,140
Retained earnings	30,444	27,196
Accumulated other comprehensive loss	(801)	(463)

Total stockholders’ equity	53,397	57,638

Total liabilities and stockholders’ equity	$544,825	551,864

See Accompanying Notes to Consolidated Financial Statements.

GULFSTREAM BANCSHARES, INC. AND SUBSIDIARY

Consolidated Statements of Earnings

(In thousands)

	Year Ended December 31,
	2013	2012
Interest income:
Loans	$18,778	20,639
Securities	841	882
Other	309	300

Total interest income	19,928	21,821

Interest expense:
Deposits	1,778	2,216
Borrowings	628	1,100

Total interest expense	2,406	3,316

Net interest income	17,522	18,505

Provision for loan losses	168	1,335

Net interest income after provision for loan losses	17,354	17,170

Noninterest income:
Service charges and fees on deposit accounts	509	517
Investment fees	410	352
Gain on sale of loans	243	307
Gain (loss) on sale of foreclosed real estate	137	532
Earnings on bank-owned life insurance	170	173
Other	703	824

Total noninterest income	2,172	2,705

Noninterest expenses:
Salaries and employee benefits	8,869	6,560
Occupancy and equipment	1,066	1,046
Data processing	604	576
Advertising and business development	358	405
Foreclosed real estate expense	346	1,180
Other	2,551	2,915

Total noninterest expenses	13,794	12,682

Other-than-temporary impairment on securities:
Total other-than-temporary impairment losses	135	1,938
Portion of losses recognized in other comprehensive income	(82)	(866)

Net impairment losses	53	1,072

Earnings before income taxes	5,679	6,121

Income taxes	2,100	2,101

Net earnings	3,579	4,020

Preferred stock dividend requirement and accretion of preferred stock discount	(331)	(373)

Net earnings applicable to common shareholders	$3,248	3,647

Earnings per share:
Basic	$2.07	2.35

Diluted	$2.04	2.31

See Accompanying Notes to Consolidated Financial Statements.

GULFSTREAM BANCSHARES, INC. AND SUBSIDIARY

Consolidated Statements of Comprehensive Income

(In thousands)

	Year Ended December 31,
	2013	2012

Net earnings	$3,579	4,020

Other comprehensive (loss) income:
Net change in unrealized loss on securities available for sale:
Unrealized loss arising during the year	(725)	(162)
Reclassification adjustment for other-than-temporary impairment losses recognized	53	1,072

Net change in unrealized (loss) gain	(672)	910

Net change in fair value of cash flow hedges	128	(17)

Total other comprehensive (loss) income before (income tax benefit) taxes	(544)	893

Deferred (income tax benefit) taxes on above changes	(206)	336

Total other comprehensive (loss) income	(338)	557

Comprehensive income	$3,241	4,577

See Accompanying Notes to Consolidated Financial Statements.

GULFSTREAM BANCSHARES, INC. AND SUBSIDIARY

Consolidated Statements of Stockholders’ Equity

Years Ended December 31, 2013 and 2012

($ in thousands, except share amounts)

	Preferred Stock					Common Stock				Accumulated
	Series A		Series D		Additional Paid-In			Additional Paid-In	Retained	Other Comprehensive	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Shares	Amount	Capital	Earnings	Loss	Equity

Balance at December 31, 2011	155,629	$1	7,500	$—	$7,748	1,540,654	$15	22,508	23,549	(1,020)	52,801

Net earnings	—	—	—	—	—	—	—	—	4,020	—	4,020

Change in net unrealized loss on securities available for sale, net of income taxes of $342	—	—	—	—	—	—	—	—	—	568	568

Decrease in fair value of cash flow hedges, net of income tax benefit of $6	—	—	—	—	—	—	—	—	—	(11)	(11)

Preferred stock dividend requirements	—	—	—	—	—	—	—	—	(373)	—	(373)

Issuance of common stock related to compensation plans	—	—	—	—	—	21,850	1	449	—	—	450

Stock compensation expense	—	—	—	—	—	—	—	183	—	—	183

Balance at December 31, 2012	155,629	1	7,500	—	7,748	1,562,504	16	23,140	27,196	(463)	57,638

Net earnings	—	—	—	—	—	—	—	—	3,579	—	3,579

Change in net unrealized loss on securities available for sale, net of income tax benefit of $254	—	—	—	—	—	—	—	—	—	(418)	(418)

Increase in fair value of cash flow hedges, net of income taxes of $48	—	—	—	—	—	—	—	—	—	80	80

Repurchase of Series D preferred stock from U.S Treasury	—	—	(7,500)	—	(7,500)	—	—	—	—	—	(7,500)

Preferred stock dividend requirements	—	—	—	—	—	—	—	—	(331)	—	(331)

Issuance of common stock related to compensation plans	—	—	—	—	—	6,660	—	184	—	—	184

Stock compensation expense	—	—	—	—	—	—	—	165	—	—	165

Balance at December 31, 2013	155,629	$1	—	$—	$248	1,569,164	$16	23,489	30,444	(801)	53,397

See Accompanying Notes to Consolidated Financial Statements.

GULFSTREAM BANCSHARES, INC. AND SUBSIDIARY

Consolidated Statements of Cash Flows

(In thousands)

	Year Ended December 31,
	2013	2012
Cash flows from operating activities:
Net earnings	$3,579	4,020
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	410	450
Provision for loan losses	168	1,335
Deferred income taxes (benefit)	2,213	(918)
Net amortization of loan fees	(137)	(231)
Net amortization of discounts on securities	1,672	2,025
Gain on sale of loans	(243)	(307)
Originations of loans held for sale	(13,269)	(13,617)
Proceeds from sales of loans held for sale	13,316	14,189
Other-than-temporary impairment of securities available for sale	53	1,072
Gain on sale of foreclosed real estate	(137)	(532)
Provision for losses on foreclosed real estate	144	605
Earnings on bank-owned life insurance	(170)	(173)
Decrease in accrued interest receivable	2	144
Decrease in other assets	(168)	1,381
(Decrease) increase in other liabilities	(763)	1,109
Stock compensation expense	165	183

Net cash provided by operating activities	6,835	10,735

Cash flows from investing activities:
Purchase of securities available for sale	(27,481)	(26,451)
Maturities/calls of securities available for sale	2,000	20,510
Principal repayments of securities available for sale	10,096	12,799
Redemption of Federal Home Loan Bank stock	159	1,938
Net increase in loans	(20,413)	(1,705)
Proceeds from sale of foreclosed real estate	1,376	5,818
Purchase of premises and equipment, net	(104)	(233)

Net cash (used in) provided by investing activities	(34,367)	12,676

Cash flows from financing activities:
Net (decrease) increase in deposits	(6,322)	35,524
Decrease in Federal Home Loan Bank advances	—	(35,000)
Net increase (decrease) in other borrowings	4,287	(2,113)
Proceeds from the exercise of stock options	184	450
Series D preferred stock dividend requirements	(331)	(373)
Redemption of Series D preferred stock	(7,500)	—

Net cash used in financing activities	(9,682)	(1,512)

Net (decrease) increase in cash and cash equivalents	(37,214)	21,899

Cash and cash equivalents at beginning of year	131,633	109,734

Cash and cash equivalents at end of year	$94,419	131,633

(continued)

GULFSTREAM BANCSHARES, INC. AND SUBSIDIARY

Consolidated Statements of Cash Flows, Continued

(In thousands)

	Year Ended December 31,
	2013	2012
Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$2,425	3,478

Income taxes	$1,718	1,830

Noncash transactions:
Accumulated other comprehensive (loss) gain, net change in net unrealized loss on securities available for sale, net tax benefit (taxes)	$(418)	568

Accumulated other comprehensive loss, increase in fair value of cash flow hedges, net of taxes (benefit)	$80	(11)

Transfer from loans to foreclosed real estate	$1,320	4,620

Transfer from foreclosed real estate to loans	$1,230	—

Accrual of preferred stock dividend	$—	94

See Accompanying Notes to Consolidated Financial Statements.

GULFSTREAM BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2013 and 2012 and the Years Then Ended

(1)	Summary of Significant Accounting Policies

Organization. Gulfstream Bancshares, Inc. (the “Holding Company”) owns all of the common stock of Gulfstream Business Bank (the “Bank”). The Holding Company operates as a one-bank holding company and its only business activity is the operation of the Bank. The Bank is a state (Florida)-chartered commercial bank and its deposits are insured, up to the applicable limits, by the Federal Deposit Insurance Corporation (“FDIC”). The Bank offers a variety of community banking services to individual and corporate customers through its banking offices located in Stuart, Martin County, Port St. Lucie, St. Lucie County, Jupiter and Delray Beach, Palm Beach County, Florida. The Bank’s wholly-owned subsidiary is Stream Asset Holdings, LLC and is primarily engaged in the managing and disposal of real estate property transferred from the Bank. Collectively, all entities are referred to as “Company.”

The following is a description of the significant accounting policies and practices followed by the Company, which conform to accounting principles generally accepted in the United States of America (“GAAP”) and prevailing practices within the banking industry.

Subsequent Events. Management has evaluated events occurring subsequent to the balance sheet date through February 20, 2014 (the financial statement issuance date), determining no events require additional disclosure in these consolidated financial statements, except as noted in Footnote 25.

Basis of Presentation. The consolidated financial statements include the accounts of the Holding Company, the Bank and Stream Asset Holdings, LLC. All significant intercompany balances have been eliminated in consolidation.

Use of Estimates. In preparing consolidated financial statements in conformity with GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, valuation of foreclosed real estate and deferred income tax valuation allowances.

Cash and Cash Equivalents. For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash and balances due from banks, interest-bearing deposits with banks, and federal funds sold, all of which have original maturities of less than ninety days.

The Bank is required under Federal Reserve Board regulations to maintain reserves, generally consisting of cash or noninterest-earning accounts, against its transaction accounts. At December 31, 2013 and 2012, balances maintained as reserves were $1,017,000 and $944,000, respectively.

(continued)

GULFSTREAM BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(1)	Summary of Significant Accounting Policies, Continued

Securities. Securities may be classified as either trading, held to maturity or available for sale. Trading securities are held principally for resale and recorded at their fair values. Unrealized gains and losses on trading securities are included immediately in earnings. Held-to-maturity securities are those which the Company has the positive intent and ability to hold to maturity and are reported at amortized cost. Available-for-sale securities consist of securities not classified as trading securities nor as held-to-maturity securities. Unrealized holding gains and losses, net of tax, on available-for-sale securities are excluded from earnings and reported in other comprehensive (loss) income. Gains and losses on the sale of available-for-sale securities are recorded on the trade date determined using the specific-identification method. Premiums and discounts on securities available for sale are recognized in interest income using the interest method over the period to maturity.

The Company views the determination of whether a security is temporarily or other-than-temporarily impaired as a critical accounting policy, as the estimate is susceptible to significant change from period to period because it requires management to make significant judgments, assumptions and estimates in the preparation of its consolidated financial statements. The Company assesses individual securities in its portfolio for impairment at least on a quarterly basis, and more frequently when economic or market conditions warrant such an evaluation. A security is impaired if the fair value is less than its carrying value at the financial statement date. When a security is impaired, the Company determines whether this impairment is temporary or other-than-temporary. In estimating other-than-temporary impairment (“OTTI”) losses, management assesses whether it intends to sell, or it is more likely than not that it will be required to sell, a security in an unrealized loss position before recovery of its amortized cost basis. If either of these criteria is met, the entire difference between amortized cost and fair value is recognized in earnings. For securities that do not meet the aforementioned criteria, the amount of impairment recognized in earnings is limited to the amount related to credit losses, while impairment related to other factors is recognized in other comprehensive income. Management utilizes cash flow models to segregate impairments to distinguish between impairment related to credit losses and impairment related to other factors. To assess for OTTI, management considers, among other things, (i) the severity and duration of the impairment; (ii) the ratings of the security; (iii) the overall transaction structure (the Company’s position within the structure, the aggregate, near-term financial performance of the underlying collateral, delinquencies, defaults, loss severities, recoveries, prepayments, cumulative loss projections, and discounted cash flows); and (iv) the timing and magnitude of a break in modeled cash flows.

Loans Held for Sale. Loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated fair value in the aggregate. Net unrealized losses, if any, are recognized through a valuation allowance by charges to earnings.

(continued)

GULFSTREAM BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(1)	Summary of Significant Accounting Policies, Continued

Loans. Loans management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs.

Loan origination fees are deferred and certain direct origination costs are capitalized. Both are recognized as an adjustment of the yield of the related loan.

The accrual of interest on loans is discontinued at the time the loan is ninety-days delinquent unless the loan is well collateralized and in process of collection. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on nonaccrual or charged-off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonable assured.

Allowance for Loan Losses. The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. There were no changes in the Company’s accounting policies or methodology during the year ended December 31, 2013.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of specific and general components. The specific component relates to loans that are classified as impaired. For such loans, an allowance is established when the discounted cash flows or collateral value of the impaired loan is lower than the carrying value of that loan. The general component covers nonimpaired loans and is based on historical loss experience adjusted for qualitative factors.

(continued)

GULFSTREAM BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(1)	Summary of Significant Accounting Policies, Continued

Allowance for Loan Losses, Continued. The historical loss component of the allowance is determined by losses recognized by portfolio segment over the preceding eighteen months. This is supplemented by the risks for each portfolio segment. Risk factors impacting loans in each of the portfolio segments include broad deterioration of property values, reduced consumer and business spending as a result of continued high unemployment and reduced credit availability and lack of confidence in a sustainable recovery. The historical experience is adjusted for qualitative factors such as loan volume and loan delinquency trends, classified and underperforming asset trends, potential loss and charge-off trends, loan quality reviews, policies and procedures, staff experience and credit concentration that could affect management’s estimate of probable losses.

A loan is considered impaired when, based on current information and events, it is probable the Company will be unable to collect the scheduled payments of principal or interest when due. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and commercial real estate, construction and land development loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, or the fair value of the collateral if the loan is collateral-dependent.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Company does not separately identify individual residential real estate and consumer and other loans for impairment disclosures.

Foreclosed Real Estate. Real estate acquired through, or in lieu of, foreclosure, is initially recorded at fair value less the estimated costs to sell at the date of foreclosure establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of the new cost basis or fair value less the estimated costs to sell. Revenue and expenses from operations and changes in the valuation allowance are included in earnings.

Premises and Equipment. Land is carried at cost. Building, leasehold improvements and furniture fixtures, equipment, software and automobiles are carried at cost, less accumulated depreciation and amortization. Depreciation and amortization expense are computed using the straight-line method over the shorter of the lease term or the estimated useful life of each type of asset.

(continued)

GULFSTREAM BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(1)	Summary of Significant Accounting Policies, Continued

Transfer of Financial Assets. Transfers of financial assets or a participating interest in an entire financial asset are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity. A participating interest is a portion of an entire financial asset that (1) conveys proportionate ownership rights with equal priority to each participating interest holder (2) involves no recourse (other than standard representations and warranties) to, or subordination by, any participating interest holder, and (3) does not entitle any participating interest holder to receive cash before any other participating interest holder.

Fair Value Measurements. Fair value is the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The fair value hierarchy requires the Company to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The hierarchy describes three levels of inputs that may be used to measure fair value:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities that are not active; and model-driven valuations whose inputs are observable or whose significant value drivers are observable. Valuations may be obtained from, or corroborated by, third-party pricing services.

Level 3: Unobservable inputs to measure fair value of assets and liabilities for which there is little, if any market activity at the measurement date, using reasonable inputs and assumptions based upon the best information at the time, to the extent that inputs are available without undue cost and effort.

(continued)

GULFSTREAM BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(1)	Summary of Significant Accounting Policies, Continued

Fair Value Measurements, Continued. The following describes valuation methodologies used for assets measured at fair value:

Securities Available for Sale. Where quoted prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy. Level 1 securities include highly liquid government bonds, certain mortgage products and exchange-traded equities. If quoted market prices are not available, then fair values are estimated by using pricing models, quoted prices of securities with similar characteristics, or discounted cash flows. Examples of such instruments, which would generally be classified within Level 2 of the valuation hierarchy, include certain U.S. Government Agency bonds, state, county and municipal bonds, mortgage-backed securities and interest-only strips. In certain cases where there is limited activity or less transparency around inputs to the valuation, securities are classified within Level 3 of the valuation hierarchy. Securities classified within Level 3 include certain mortgage-backed securities.

Derivative Instruments. Exchange-traded derivatives valued using quoted prices are classified within Level 1 of the valuation hierarchy. However, few classes of derivative contracts are listed on an exchange; thus, the Company’s derivative positions are valued by a third-party using proprietary models and are classified within Level 2 of the valuation hierarchy. Derivatives that are valued based upon models with significant unobservable market parameters are classified within Level 3 of the valuation hierarchy.

Impaired Loans. Estimates of fair value for impaired loans is based on the estimated value of the underlying collateral which is determined based on a variety of information, including the use of available appraisals, estimates of market value by licensed appraisers or local real estate brokers and the knowledge and experience of the Company’s management related to values of properties in the Company’s market areas. Management takes into consideration the type, location and occupancy of the property as well as current economic conditions in the area the property is located in assessing estimates of fair value. Accordingly, fair value estimates for impaired loans are classified as Level 3.

Foreclosed Assets. Estimates of fair values are determined based on a variety of information, including the use of available appraisals, estimates of market value by licensed appraisers or local real estate brokers and the knowledge and experience of the Company’s senior lending officers related to values of properties in the Company’s market areas. These officers take into consideration the type, location and occupancy of the property as well as current economic conditions in the area the property is located in assessing estimates of fair value. Accordingly, the fair values estimates for foreclosed real estate are classified as Level 3.

(continued)

GULFSTREAM BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(1)	Summary of Significant Accounting Policies, Continued

Income Taxes. There are two components of income taxes: current and deferred. Current income taxes reflect taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues. The Company determines deferred income taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur. Deferred income taxes result from changes in deferred tax assets and liabilities between periods.

Deferred tax assets are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term more likely than not means a likelihood of more than 50 percent; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any. A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances, and information available at the reporting date and is subject to management’s judgment. Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.

The Company adopted accounting guidance relating to accounting for uncertainty in income taxes, which sets out a consistent framework to determine the appropriate level of tax reserves to maintain for uncertain tax positions. As of December 31, 2013, management is not aware of any uncertain tax positions that would have a material effect on the Company’s consolidated financial statements.

The Company files consolidated federal and state income tax returns. Income taxes are allocated between the Holding Company and its subsidiaries as though separate income tax returns were filed.

The Company recognizes interest and penalties on income taxes as a component of income tax expense.

Advertising. Media advertising costs are expensed as incurred.

Stock-Based Compensation. The Company has adopted the fair value recognition method and expenses the fair value of any stock options and restricted stock awards as they vest. Under the fair value recognition method, the Company recognizes stock-based compensation in the accompanying consolidated statements of earnings.

(continued)

GULFSTREAM BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(1)	Summary of Significant Accounting Policies, Continued

Off-Balance-Sheet Instruments. In the ordinary course of business the Company has entered into off-balance-sheet financial instruments consisting of unused lines of credit, undisbursed construction loans and stand-by letters of credit. Such financial instruments are recorded in the consolidated financial statements when they are funded.

Fair Values of Financial Instruments. The following methods and assumptions were used by the Company in estimating fair values of financial instruments:

Cash and Cash Equivalents. The carrying amounts of cash and cash equivalents approximate their fair value.

Securities. Fair values for securities are based on the framework for measuring fair value.

Loan Held for Sale. Fair values of loans held for sale are based on commitments on hand from investors or prevailing market prices.

Loans. For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for fixed-rate mortgage (e.g. one-to-four family residential), commercial real estate and commercial loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for nonperforming loans are estimated using discounted cash flow analysis or underlying collateral values, where applicable.

Federal Home Loan Bank Stock. Fair value of the Company’s investment in Federal Home Loan Bank stock is its redemption value.

Accrued Interest Receivable. The carrying amounts of accrued interest approximate their fair values.

Deposits. The fair values disclosed for demand, NOW, money-market and savings deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). Fair values for fixed-rate time deposits are estimated using a discounted cash flow calculation that applies interest rates currently being offered on time deposits to a schedule of aggregated expected monthly maturities of time deposits.

Federal Home Loan Bank Advances and Other Borrowings. Fair values are estimated using discounted cash flow analysis based on the Company’s current incremental borrowing rates for similar types of borrowing arrangements.

Junior Subordinated Debentures. The junior subordinated debentures are only transferable in the case of a merger, therefore, the fair value is estimated to be their settlement value which approximates par.

(continued)

GULFSTREAM BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(1)	Summary of Significant Accounting Policies, Continued

Fair Values of Financial Instruments, Continued.

Derivatives. The fair value of derivative instruments are based on the framework for measuring fair value.

Off-Balance-Sheet Instruments. Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standing.

Comprehensive Income. Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net earnings. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities and fair value adjustments on cash flow hedges, are reported as a separate component of the equity section of the consolidated balance sheet, such items along with net earnings, are components of comprehensive income. The components of accumulated other comprehensive loss are as follows:

The components of accumulated other comprehensive loss are as follows (in thousands):

	At December 31,
	2013	2012

Unrealized loss on securities available for sale	$(898)	558
Noncredit portion of other-than-temporary impairment losses on securities	(82)	(866)
Net change in fair value of cash flow hedges	(306)	(434)

Gross unrealized amount	(1,286)	(742)
Income tax benefit	485	279

Net unrealized amount	$(801)	(463)

Interest-Rate Swap Agreements. For asset/liability management purposes, the Company entered into interest-rate cap agreements to cap interest rates on specific variable-rate junior subordinated debentures. These interest-rate caps qualify as cash flow hedges. GAAP requires the gain or loss on a derivative designated as a cash flow hedge to be included in other comprehensive loss if the hedge is considered highly effective. If the cash flow hedge is not considered highly effective the gain or loss would be recorded in the statement of earnings. Interest-rate derivative financial instruments receive hedge accounting treatment only if they are designated as a hedge and are expected to be, and are, effective in substantially reducing interest-rate risk arising from the liabilities identified as exposing the Company to risk.

(continued)

GULFSTREAM BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(1)	Summary of Significant Accounting Policies, Continued

Recent Pronouncements. In January 2013, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2013-01, Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities, which limits the scope of the new balance sheet offsetting disclosures in ASU 2011-11 to derivatives, repurchase agreements, and securities lending transactions to the extent that they are (1) offset in the financial statements or (2) subject to an enforceable master netting arrangement or similar agreement. The adoption of this guidance had no effect on the Company’s consolidated financial statements.

In February 2013, the FASB Issued ASU No. 2013-02, Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, which requires entities to present information about reclassification adjustments from accumulated other comprehensive income in their annual financial statements in a single note or on the face of the financial statements. This guidance is effective prospectively January 1, 2014. Upon adoption, this guidance is not expected to impact the Company’s consolidated financial statements.

In February 2013, the FASB Issued ASU No. 2013-04, Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date. ASU 2013-04 provides guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements for obligations within the scope of this ASU, which is effective January 1, 2014. Upon adoption, this guidance is not expected to impact the Company’s consolidated financial statements.

In July 2013, the FASB issued ASU No. 2013-10, Inclusion of the Fed Funds Effective Swap Rate (or Overnight Index Swap Rate) as a Benchmark Interest Rate for Hedge Accounting Purposes. ASU No. 2013-10 permits the use of the Fed Funds Effective Swap Rate (OIS) to be used as a U.S. benchmark interest rate for hedge account purposes. The amendment is effective prospectively for qualifying new or redesignated hedging relationships entered into on or after July 17, 2013. The adoption of this guidance had no effect on the Company’s consolidated financial statements.

In July 2013, the FASB issued ASU 2013-11, Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists, which among other things, require an unrecognized tax benefit, or a portion of an unrecognized tax benefit, to be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward, except as denoted within the ASU. The amendments in this ASU are effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. Upon adoption, this guidance is not expected to impact the Company’s consolidated financial statements.

(continued)

GULFSTREAM BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(1)	Summary of Significant Accounting Policies, Continued

Recent Regulatory Developments

Basel III Rules. On July 2, 2013, the Federal Reserve Board (“FRB”) approved the final rules implementing the Basel Committee on Banking Supervision’s capital guidelines for U.S. banks. Under the final rules, minimum requirements will increase for both the quantity and quality of capital held by the Bank. The rules include a new common equity Tier 1 capital to risk-weighted assets ratio of 4.5% and a common equity Tier 1 capital conservation buffer of 2.5% of risk-weighted assets. The final rules also raise the minimum ratio of Tier 1 capital to risk-weighted assets from 4.0% to 6.0% and require a minimum leverage ratio of 4.0%. The final rules also implement strict eligibility criteria for regulatory capital instruments. On July 9, 2013, the FDIC also approved, as an interim final rule, the regulatory capital requirements for U.S. banks, following the actions of the FRB. The FDIC’s rule is identical in substance to the final rules issued by the FRB.

The phase-in period for the final rules will begin for the Bank on January 1, 2015, with full compliance with all of the final rule’s requirements phased in over a multi-year schedule. The Company is currently evaluating the provisions of the final rules and their expected impact on the Company.

(2)	Securities Available for Sale

Securities have been classified according to management’s intention. The carrying amount of securities and their fair values are as follows (in thousands):

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
At December 31, 2013:
U.S. Government Agency bonds	$7,413	15	(297)	7,131
State, county and municipal	12,170	3	(639)	11,534
Mortgage-backed securities	40,041	594	(786)	39,849
Interest-only strips	2,644	250	(120)	2,774

Total securities available for sale	$62,268	862	(1,842)	61,288

At December 31, 2012:
U.S. Government Agency bonds	5,495	57	—	5,552
State, county and municipal	10,049	330	(18)	10,361
Mortgage-backed securities	29,093	1,060	(98)	30,055
Interest-only strips	3,971	—	(1,639)	2,332

Total securities available for sale	$48,608	1,447	(1,755)	48,300

There were no sales of securities available for sale in 2013 and 2012.

(continued)

GULFSTREAM BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(2)	Securities Available for Sale, Continued

The scheduled maturities of securities at December 31, 2013 are as follows (in thousands):

	Amortized Cost	Fair Value

Due in less than one year	$1,499	1,513
Due in over five years through ten years	9,978	9,583
Due in over ten years	8,106	7,569
Mortgage-backed securities	40,041	39,849
Interest-only strips	2,644	2,774

	$62,268	61,288

At December 31, 2013 and 2012, securities with a carrying value of $18,102,000 and $14,164,000, respectively were pledged to secure public deposits and repurchase agreements with customers.

Securities with gross unrealized losses at December 31, 2013, aggregated by investment category and length of time that individual securities have been in a continuous loss position, is as follows (in thousands):

	Less Than Twelve Months		Over Twelve Months
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value

U.S. Government Agency bonds	$(297)	3,700	—	—
State, county and municipal	(639)	10,411	—	—
Mortgage-backed securities	(701)	27,518	(85)	13
Interest-only strips	—	—	(120)	1,116

Total	$(1,637)	41,629	(205)	1,129

During 2013 and 2012, the Company had a $53,000 and $1,072,000, respectively, OTTI loss related to one mortgage-backed security and one interest-only strips. The table below provides a cumulative roll forward of credit losses recognized in earnings relating to the Company’s securities (in thousands):

	Year Ended December 31,
	2013	2012

Beginning cumulative credit losses	$1,267	195
Additions for credit losses not previously recognized	53	1,072

Ending cumulative credit losses	$1,320	1,267

(continued)

GULFSTREAM BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(2)	Securities Available for Sale, Continued

Management will continue to evaluate the investment ratings in the securities portfolio, severity in pricing declines, market price quotes along with timing and receipt of amounts contractually due. Based upon these and other factors, the securities portfolio may experience further impairment.

The unrealized losses on five investment securities available for sale not deemed OTTI impaired were caused by interest rate changes. It is expected that the securities would not be settled at a price less than the par value of the investments. Because the decline in fair value is attributable to changes in interest rates and not credit quality, and because the Company has the ability and intent to hold these investments until a market price recovery or maturity, these investments are not considered OTTI.

(3)	Loans

The segments of loans are as follows (in thousands):

	December 31,
	2013	2012

Commercial real estate	$214,531	184,031
Residential real estate	19,762	16,211
Construction and land development	14,355	30,331
Commercial	110,022	110,448
Consumer and other	17,462	18,556

Total loans	376,132	359,577

Deduct:
Deferred loan fees, net	(508)	(499)
Allowance for loan losses	(12,358)	(16,104)

Loans, net	$363,266	342,974

The Company has divided the loan portfolio into five portfolio segments and classes, each with different risk characteristics and methodologies for assessing risk. The portfolio segments and class are the same and are identified by the Company as follows:

Commercial Real Estate Loans. Commercial real estate loans consist of loans to finance real estate purchases, refinancings, expansions and improvements to commercial properties. These loans are secured by first liens on office buildings, apartments, farms, retail and mixed-use properties, churches, warehouses and restaurants located within the Company’s market area. The Company’s underwriting analysis includes credit verification, independent appraisals, a review of the borrower’s financial condition, and a detailed analysis of the borrower’s underlying cash flows. Commercial real estate loans are larger than residential loans and involve greater credit risk. The repayment of these loans largely depends on the results of operations and management of these properties. Adverse economic conditions also affect the repayment ability to a greater extent than residential real estate loans.

(continued)

GULFSTREAM BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(3)	Loans, Continued

Residential Real Estate Loans. The Company originates adjustable-rate and fixed-rate, residential real estate loans for the purchase or refinancing of a mortgage. These loans are collateralized by owner-occupied properties located in the Company’s market area. Residential real estate loans are underwritten in accordance with polices set forth and approved by the Company’s board of directors. Such standards include repayment capacity and source, value of the underlying property, credit history stability.

Construction and Land Development Loans. Construction and land development loans consist of loans to individuals for the construction of their primary residences and, to a limited extent, loans to builders and commercial borrowers. These loans are categorized as construction and land development loans during the construction period, and may convert to commercial or residential real estate loans after the construction is complete and amortization of the loan begins. Construction and land development loans are approved based on an analysis of the borrower and guarantor, the viability of the project and on an acceptable percentage of the appraised value of the property securing the loan. The funds are disbursed periodically based on the percentage of construction completed. The Company carefully monitors these loans with on-site inspections and requires the receipt of lien waivers on funds advanced. To the extent construction loans are not made to owner-occupants of single-family homes, they are more vulnerable to changes in economic conditions. Further, the nature of these loans is such that they are more difficult to evaluate and monitor. The risk of loss on a construction loan is dependent largely upon the accuracy of the initial estimate of the property’s value upon completion of the project and the estimated cost (including interest) of the project.

Commercial. Commercial loans consist of loans to small- and medium-sized companies in the Company’s market area. Commercial loans are generally used for working capital purposes or for acquiring equipment, inventory or fixtures. Primarily all of the Company’s commercial loans are secured loans, along with a small amount of unsecured loans. The Company’s underwriting analysis consists of a review of the financial statements of the borrower, the lending history of the borrower, the debt service capabilities of the borrower, the projected cash flows of the business, the value of the collateral, if any, and whether the loan is guaranteed by the principals of the borrower. These loans are generally secured by accounts receivable, inventory and equipment. Commercial loans are typically made on the basis of the borrower’s ability to make repayment from the cash flow of the borrower’s business, which makes them of higher risk than residential loans and the collateral securing loans may be difficult to appraise and may fluctuate in value based on the success of the business. The Company seeks to minimize these risks through its underwriting standards.

Consumer and Other. Consumer loans mainly consist of variable-rate and fixed-rate home equity lines-of-credit secured by a lien on the borrower’s primary residence. Most of the Company’s consumer loans share approximately the same level of risk as residential mortgages.

(continued)

GULFSTREAM BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(3)	Loans, Continued

An analysis of the change in allowance for loan losses follow (in thousands):

	Commercial Real Estate	Residential Real Estate	Construction and Land Development	Commercial	Consumer and Other	Total
Year Ended December 31, 2013:
Beginning balance	$7,623	97	1,689	6,395	300	16,104
(Credit) provision for loan losses	(110)	51	225	25	(23)	168
Charge-offs	(80)	—	(1,437)	(3,204)	(62)	(4,783)
Recoveries	193	—	411	259	6	869

Ending balance	$7,626	148	888	3,475	221	12,358

Individually evaluated for impairment:
Recorded investment	$15,663	—	1,616	11,401	—	28,680

Balance in allowance for loan losses	$5,086	—	689	878	—	6,653

Collectively evaluated for impairment:
Recorded investment	$198,868	19,762	12,739	98,621	17,462	347,452

Balance in allowance for loan losses	$2,540	148	199	2,597	221	5,705

Year Ended December 31, 2012:
Beginning balance	8,693	739	1,394	5,696	517	17,039
Provision (credit) for loan losses	308	(646)	717	1,197	(241)	1,335
Charge-offs	(1,866)	—	(422)	(578)	(12)	(2,878)
Recoveries	488	4	—	80	36	608

Ending balance	$7,623	97	1,689	6,395	300	16,104

Individually evaluated for impairment:
Recorded investment	$11,927	—	6,422	13,366	—	31,715

Balance in allowance for loan losses	$4,008	—	1,082	4,423	—	9,513

Collectively evaluated for impairment:
Recorded investment	$172,104	16,211	23,909	97,082	18,556	327,862

Balance in allowance for loan losses	$3,615	97	607	1,972	300	6,591

(continued)

GULFSTREAM BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(3)	Loans, Continued

The following summarizes the loan credit quality (in thousands):

	Commercial Real Estate	Residential Real Estate	Construction and Land Development	Commercial	Consumer and Other	Total
Credit Risk Profile by Internally Assigned Grade:
At December 31, 2013:
Grade:
Pass	$197,417	19,762	12,739	98,046	15,553	343,517
Special mention	—	—	—	482	—	482
Substandard	17,114	—	1,616	11,494	1,909	32,133
Doubtful	—	—	—	—	—	—
Loss	—	—	—	—	—	—

Total	$214,531	19,762	14,355	110,022	17,462	376,132

At December 31, 2012:
Grade:
Pass	171,534	16,211	23,722	96,845	18,081	326,393
Special mention	—	—	—	—	—	—
Substandard	12,497	—	6,609	13,603	475	33,184
Doubtful	—	—	—	—	—	—
Loss	—	—	—	—	—	—

Total	$184,031	16,211	30,331	110,448	18,556	359,577

The Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors.

The Company analyzes loans individually by classifying the loans as to credit risk. Loans classified as substandard or special mention are reviewed quarterly by the Company for further deterioration or improvement to determine if they are appropriately classified and whether there is any impairment. All loans are graded upon initial issuance. Further, commercial loans over $500,000 are typically reviewed at least annually to determine the appropriate loan grading. In addition, during the renewal process of any loan, as well as if a loan becomes past due, the Company will determine the appropriate loan grade.

Loans excluded from the review process above are generally classified as pass credits until: (a) they become past due; (b) management becomes aware of a deterioration in the credit worthiness of the borrower; or (c) the borrower contacts the Company for a modification. In these circumstances, the loan is specifically evaluated for potential classification as to special mention, substandard or even charged-off. The Company uses the following definitions for risk ratings:

Pass – A Pass loan’s primary source of loan repayment is satisfactory, with secondary sources very likely to be realized if necessary.

(continued)

GULFSTREAM BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(3)	Loans, Continued

Special Mention – A Special Mention loan has potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in the deterioration of the repayment prospects for the asset or the Company’s credit position at some future date. Special Mention loans are not adversely classified and do not expose an institution to sufficient risk to warrant adverse classification.

Substandard – A Substandard loan is inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified must have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected.

Doubtful – A loan classified Doubtful has all the weaknesses inherent in one classified Substandard with the added characteristics that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

Loss – A loan classified Loss is considered uncollectible and of such little value that continuance as a bankable asset is not warranted. This classification does not mean that the asset has absolutely no recovery or salvage value, but rather it is not practical or desirable to defer writing off this basically worthless asset even though partial recovery may be affected in the future.

Age analysis of past-due loans is as follows (in thousands):

	Accruing Loans
	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days Past Due	Total Past Due	Current	Nonaccrual Loans	Total Loans
At December 31, 2013:
Commercial real estate	$751	1,305	—	2,056	210,371	2,104	214,531
Residential real estate	2,559	—	—	2,559	17,203	—	19,762
Construction and land development	—	—	—	—	14,355	—	14,355
Commercial	42	35	—	77	108,218	1,727	110,022
Consumer and other	101	—	—	101	17,138	223	17,462

Total	$3,453	1,340	—	4,793	367,285	4,054	376,132

At December 31, 2012:
Commercial real estate	107	145	—	252	183,302	477	184,031
Residential real estate	—	—	—	—	16,211	—	16,211
Construction and land development	—	—	—	—	28,112	2,219	30,331
Commercial	1,499	—	—	1,499	108,145	804	110,448
Consumer and other	352	49	—	401	18,155	—	18,556

Total	$1,958	194	—	2,152	353,925	3,500	359,577

(continued)

GULFSTREAM BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(3)	Loans, Continued

The following summarizes the amount of impaired loans (in thousands):

	With No Related Allowance Recorded		With an Allowance Recorded			Total
	Recorded Investment	Unpaid Contractual Principal Balance	Recorded Investment	Unpaid Contractual Principal Balance	Related Allowance	Recorded Investment	Unpaid Contractual Principal Balance	Related Allowance
At December 31, 2013:
Commercial real estate	$2,387	2,412	13,276	13,332	5,086	15,663	15,744	5,086
Construction and land development	—	—	1,616	1,616	689	1,616	1,616	689
Commercial	9,509	9,780	1,892	1,892	878	11,401	11,672	878

	$11,896	12,192	16,784	16,840	6,653	28,680	29,032	6,653

At December 31, 2012:
Commercial real estate	1,869	2,344	10,058	10,114	4,008	11,927	12,458	4,008
Construction and land development	3,929	7,703	2,493	2,493	1,082	6,422	10,196	1,082
Commercial	6,058	6,058	7,308	9,368	4,423	13,366	15,426	4,423

	$11,856	16,105	19,859	21,975	9,513	31,715	38,080	9,513

The average net investment in impaired loans and interest income recognized and received on impaired loans are as follows (in thousands):

	Average Recorded Investment	Interest Income Recognized	Interest Income Received
Year Ended December 31, 2013:
Commercial real estate	$9,586	649	679
Construction and land development	1,184	110	110
Commercial	11,056	471	565
Consumer and other	37	—	—

	$21,863	1,230	1,354

Year Ended December 31, 2012:
Commercial real estate	9,536	711	711
Construction and land development	5,551	260	311
Commercial	8,281	552	685
Consumer and other	510	35	35

	$23,878	1,558	1,742

(continued)

GULFSTREAM BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(3)	Loans, Continued

The following is a summary of loans determined to be troubled debt restructuring during the years ended December 31, 2013 and 2012 (dollars in thousands):

	Number of Contracts	Pre- Modification Outstanding Recorded Investment	Post- Modification Outstanding Recorded Investment
Troubled Debt Restructurings:
Year Ended December 31, 2013:
Commercial real estate:
Modified interest rate and amortization	1	$3,288	3,288
Modified amortization	1	371	371

Total	2	$3,659	3,659

Year Ended December 31, 2012:
Commercial real estate:
Modified interest rate amortization	1	3,081	3,081
Residential real estate:
Modified interest rate and amortization
Construction and land development:
Modified amortization	2	846	846
Commercial:
Modified interest rate and amortization	1	857	857

Total	4	$4,784	4,784

During the year ended December 31, 2013 and 2012, respectively, there were no loans that were determined to be a troubled debt restructuring that subsequently defaulted during the year in which they were restructured.

The Company grants the majority of its loans to borrowers throughout Martin, Palm Beach and St. Lucie Counties, Florida. Although the Company has a diversified loan portfolio, a significant portion of its borrowers’ ability to honor their contracts is dependent upon the economy and real estate market in those counties.

(continued)

GULFSTREAM BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(4)	Foreclosed Real Estate

An analysis of the allowance for losses on foreclosed real estate is as follows (in thousands):

	Year Ended December 31,
	2013	2012

Balance at beginning of year	$2,288	1,878
Provision for losses	144	605
Charge-offs	(295)	(195)

Balance at end of year	$2,137	2,288

Expenses applicable to foreclosed real estate follows (in thousands):

	Year Ended December 31,
	2013	2012

Provision for losses	$144	605
Operating expenses	202	575

	$346	1,180

(continued)

GULFSTREAM BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(5)	Premises and Equipment

A summary of premises and equipment follows (in thousands):

	December 31,
	2013	2012

Land	$1,937	1,937
Building	5,376	5,305
Leasehold improvements	733	738
Furniture, fixtures and equipment	2,198	2,611
Software	435	376
Automobiles	143	140

Total, at cost	10,822	11,107

Less accumulated depreciation and amortization	(5,041)	(5,020)

Premises and equipment, net	$5,781	6,087

The Company leases certain facilities. The lease terms vary from one to seven years and contain renewal options, escalation clauses and some provide for proration of operating expenses. The leases expire in 2014 and 2015. Rent expense for the years ended December 31, 2013 and 2012 was approximately $236,000 and $234,000, respectively. In addition, the Company leases space in its Delray and St. Lucie branch to third parties. The leases have initial terms of one to three years and rental income was approximately $74,000 and $103,000 for the years ended December 31, 2013 and 2012, respectively. Future minimum lease commitments are as follows (in thousands):

Year Ending	Operating Lease Expense	Operating Lease Income

2014	$171	54
2015	69	9

Total	$240	63

(continued)

GULFSTREAM BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(6)	Deposits

The aggregate amount of time deposits with a minimum denomination of $100,000, was $49.5 million and $63.0 million at December 31, 2013 and 2012, respectively. A schedule of maturities of time deposit follows (in thousands):

Year Ending December 31,	Amount

2014	$55,569
2015	18,477
2016	4,922
2017	4,709
2018	742

$84,419

At December 31, 2013 and 2012, securities with a carrying value of $5,177,000 and $8,752,000, respectively were pledged to the State of Florida to secure public funds.

(7)	Federal Home Loan Bank (“FHLB”) Advances

Maturities and interest rates of FHLB advances are as follows ($ in thousands):

Year Ending December 31,	Call Dates	Fixed or Adjustable Interest		December 31,
			Interest Rate	2013	2012

2017	N/A	Fixed	5.19%	$5,000	5,000

Pursuant to the collateral agreement with the FHLB, the advances are collateralized as follows (in thousands):

	December 31,
	2013	2012

Residential and commercial real estate loans	$74,057	49,486
Home equity lines of credit	5,737	4,830
FHLB stock	885	1,044

	$80,679	55,360

Under the collateral agreement with the FHLB, at December 31, 2013, the remaining credit availability based on the current value of the collateral is $78 million. At December 31, 2013, the Bank has $135 million in remaining available credit if additional collateral is pledged.

(continued)

GULFSTREAM BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(8)	Other Borrowings

The Company enters into repurchase agreements with its customers. These agreements generally mature daily. At December 31, 2013 and 2012, the outstanding balance of such borrowings totaled $6,884,000 and $2,597,000, respectively. These agreements are collateralized by securities available for sale with fair values of $12,924,000 and $5,412,000 at December 31, 2013 and 2012, respectively.

At December 31, 2013, the Company had lines of credit of $36 million with four correspondent banks to purchase federal funds. There were no amounts outstanding in connection with these lines of credit at December 31, 2013.

(9)	Junior Subordinated Debentures

Gulfstream Bancshares Capital Trust I was formed during 2004 for the sole purpose of issuing $7,000,000 of junior subordinated debentures in a pooled security offering. Gulfstream Bancshares Capital Trust II was formed during 2006 for the sole purpose of issuing $3,000,000 of junior subordinated debentures in a pooled security offering.

The Trusts sold junior subordinated debentures in the aggregate principal amount of $10,000,000 (the “Capital Securities”) in pooled junior subordinated debentures offerings. The proceeds from these sales, along with the proceeds from the sale of the Trusts’ common securities, were paid to the Holding Company in exchange for $10,310,000 of its adjustable-rate Junior Subordinated Debentures (the “Debentures”). The Debentures have the same terms as the Capital Securities. The sole assets of the Trusts, the obligors on the Capital Securities, is the Debentures.

The Holding Company has guaranteed the Trusts’ payment of distributions on the capital securities, payments on any redemptions of the capital securities, and any liquidation distribution with respect to the Capital Securities. Cash distributions on both the Capital Securities and the Debentures are payable quarterly in arrears. The following summarizes the Holding Company’s outstanding debentures to the Trusts ($ in thousands).

Trust Name	Interest Rate	Outstanding at December 31,		Optional Prepayment Date	Maturity Date
		2013	2012

Gulfstream Bancshares Capital Trust I	LIBOR +1.90%	$7,217	7,217	01/18/2011	01/18/2035
Gulfstream Bancshares Capital Trust II	LIBOR +1.70%	3,093	3,093	03/06/2012	03/06/2037

Total		$10,310	10,310

(continued)

GULFSTREAM BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(9)	Junior Subordinated Debentures, Continued

The Capital Securities are subject to mandatory redemption (i) in whole, but not in part, upon repayment of the Debentures at stated maturity or, at the option of the Holding Company, their earlier redemption in whole upon the occurrence of certain changes in the tax treatment or capital treatment of the Capital Securities, or a change in the law such that the Trust would be considered an investment company and (ii) in whole or in part at any time on or after five years from issuance contemporaneously with the optional redemption by the Holding Company of the Debentures in whole or in part. The Debentures are redeemable prior to maturity at the option of the Holding Company (i) on or after five years from issuance, in whole at any time or in part from time to time, or (ii) in whole, but not in part, at any time within 90 days following the occurrence and continuation of certain changes in the tax treatment or capital treatment of the Capital Securities, or a change in law such that the Trust would be considered an Investment Company, required to be registered under the Investment Company Act of 1940.

(10)	Derivative Financial Instruments

The Company utilizes interest-rate caps which are derivative financial instruments. Stand alone derivative financial instruments such as interest-rate swaps, are used to economically hedge interest rate risk related to the Company’s financial instruments. These derivative instruments involve both credit and market risk. The notional amounts are amounts on which calculations, payments, and the value of the derivatives are based. Notional amounts do not represent direct credit exposures. Direct credit exposure is limited to the net difference between the calculated amounts to be received and paid, if any, over the life of the contract. Such differences, which represent the fair value of the derivative instruments, is reflected on the Company’s consolidated balance sheets as either derivative assets or derivative liabilities.

The Company is exposed to credit-related losses in the event of nonperformance by the counterparties to those agreements. The Company controls the credit risk of its financial contracts through credit approvals, limits and monitoring procedures, and does not expect any counterparties to fail their obligations.

(continued)

GULFSTREAM BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(10)	Derivative Financial Instruments, Continued

Interest-Rate Risk Management-Cash Flow Hedging Instruments. Variable-rate junior subordinated debentures expose the Company to variability in their cash flows due to changes in the level of interest rates as well as expose the Company to interest-rate risk in a rising-rate environment. Management believes that it is prudent to limit both interest-rate risk and the variability in the cash flows of certain variable-rate liabilities. It is the Company’s objective to hedge the change in cash flow of certain variable-rate junior subordinated debentures. To meet this objective, the Company utilizes interest-rate caps as an asset/liability management strategy to hedge the change in cash flows of the borrowings due to changes in interest rates. These interest rate cap agreements are contracts to make a series of variable-rate payments in exchange for receiving a series of fixed-rate payments and are based on the terms of the individual underlying borrowings, thus converting the long term variable-rate borrowings to fixed-rate borrowings. The change in the cash flows of the underlying borrowings are offset by the fixed-rate interest rate cap agreements. The Company believes it is economically prudent to keep hedge coverage ratios at acceptable risk levels, which may vary depending on current and expected interest rate movement.

The information pertaining to outstanding derivative instruments is as follows ($ in thousands):

	At December 31,
	2013	2012

Notional amount-interest rate caps	$10,310	10,310
Weighted-average pay rate	2.12%	2.53%
Weighted-average receive rate(1)	—	—
Weighted-average maturity in years	1.51	2.51
Net interest paid during year	$133	56
Fair value adjustments on cash flow hedges	$(306)	(434)

(1)	The Company will continue to pay the contractual rates on the junior subordinated debentures as noted in Footnote 9. The interest-rate caps will pay the Company the difference in rates when the three-month Libor exceeds 1.50%. At December 31, 2013 and 2012, the three month Libor was below 1.50%.

As of December 31, 2013, the Company has concluded that the interest-rate swaps are highly effective and therefore the loss on the swaps is reported, net of tax benefit, in other comprehensive income.

(continued)

GULFSTREAM BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(11)	Salary Continuation Agreements

The Company entered into Salary Continuation Agreements (the “Agreements”) with certain officers which requires the Company to provide salary continuation benefits to them upon retirement or in the event of a change in control of the Company. The Company is accruing the present value of the future benefits over the term of the Agreements. The Agreements also have a death benefit. The Company has purchased life insurance policies on the officers which would fund the death benefit, which although not formally linked, have future cash value which approximates estimated future benefit. The expense relating to these Agreements was $267,000 in 2012. During the year ended December 31, 2013, the Company 100% vested the benefits for the officers resulting in $2.3 million in expense recognized in salaries and employee benefits in the accompanying consolidated statements of earnings and in December 2013 the Company paid the total outstanding obligation of $3.4 million to the officers. There are no agreements outstanding at December 31, 2013.

(12)	Income Taxes

Income taxes (benefit) consisted of the following (in thousands):

	Current	Deferred (Benefit)	Total
Year Ended December 31, 2013:
Federal	$(83)	1,890	1,807
State	(30)	323	293

Total	$(113)	2,213	2,100

Year Ended December 31, 2012:
Federal	2,626	(811)	1,815
State	393	(107)	286

Total	$3,019	(918)	2,101

(continued)

GULFSTREAM BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(12)	Income Taxes, Continued

The reasons for the differences between the statutory Federal income tax rate and the effective tax rate are summarized as follows ($ in thousands):

	Year Ended December 31,
	2013		2012
	Amount	% of Pretax Earnings	Amount	% of Pretax Earnings

Income taxes at statutory rate	$1,931	34.0%	$2,081	34.0%
Increases (decreases) resulting from:
State taxes, net of Federal tax benefit	193	3.4	189	3.1
Stock compensation expense	50	.9	55	.9
Nontaxable income	(66)	(1.2)	(67)	(1.1)
Other	(8)	(.1)	(157)	(2.6)

Income taxes	$2,100	37.0%	$2,101	34.3%

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below (in thousands):

	At December 31,
	2013	2012
Deferred tax assets:
Allowance for loan losses	$4,650	6,060
Premises and equipment	290	299
Supplemental retirement	42	445
Stock compensation	62	91
Unrealized loss on securities available for sale	370	116
Unrealized loss on cash flow hedge	115	163
Interest on nonaccrual loans	88	59
Foreclosed real estate	1,002	1,357
Impaired securities	573	614

Deferred tax assets	7,192	9,204

Deferred tax liabilities:
Deferred loan costs	(100)	(103)
Prepaid expenses	(70)	(72)

Deferred tax liabilities	(170)	(175)

Net deferred tax asset	$7,022	9,029

(continued)

GULFSTREAM BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(12)	Income Taxes, Continued

The Company files consolidated income tax returns in the U.S. federal jurisdiction and the State of Florida. The Company is no longer subject to U.S. federal, state and local income tax examinations by tax authorities for years before 2010.

(13)	Fair Value Measurements

Securities available for sale measured at fair value on a recurring basis are summarized below (in thousands):

		Fair Value Measurements Using
	Fair Value	Quoted Prices In Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
December 31, 2013:
U.S. Government Agency bonds	$7,131	—	7,131	—
State, county and municipal	11,534	—	11,534	—
Mortgage-backed securities	39,849	—	39,812	37
Interest-only strips	2,774	—	2,774	—

	$61,288	—	61,251	37

December 31, 2012:
U.S. Government Agency bonds	5,552	—	5,552	—
State, county and municipal	10,361	—	10,361	—
Mortgage-backed securities	30,055	—	29,905	150
Interest-only strips	2,332	—	2,332	—

	$48,300	—	48,150	150

During 2013, no securities transferred in or out of Level 3. During 2012, one security transferred out of Level 2 and into Level 3, due to the fact that the security was deemed impaired. The transfer of these securities among Level 1, 2 and 3 were based on the change in inputs used in valuing the securities.

(continued)

GULFSTREAM BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(13)	Fair Value Measurements, Continued

A reconciliation for all available-for-sale securities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) are as follows (in thousands):

	Year Ended December 31,
	2013	2012

Balance, January 1, 2013	$150	262
Losses included in earnings	(53)	(72)
(Losses) gains included in other comprehensive income	(85)	(80)
Settlements	25	(40)
Transfer into Level 3	—	80

Balance, December 31, 2013	$37	150

Derivatives measured at fair value on a recurring basis are summarized below (in thousands):

	Fair Value	Fair Value Measurements at Reporting Date Using
		Quoted Prices In Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
As of December 31, 2013-
Derivative cash flow hedges (interest rate caps)	$2	—	2	—

As of December 31, 2012-
Derivative cash flow hedges (interest rate caps)	$7	—	7	—

(continued)

GULFSTREAM BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(13)	Fair Value Measurements, Continued

Impaired loans measured at fair value or a nonrecurring basis are as follows (in thousands):

	At Year End					Losses Recorded
	Fair Value	Level 1	Level 2	Level 3	Total Losses	During the Year
December 31, 2013:
Commercial real estate	$400	—	—	400	128	128
Commercial	650	—	—	650	271	271

Total	$1,050	—	—	1,050	399	399

December 31, 2012:
Commercial real estate	6,432	—	—	6,432	4,539	613
Construction and land development	1,458	—	—	1,458	3,774	372
Commercial	2,726	—	—	2,726	5,050	524

Total	$10,616	—	—	10,616	13,363	1,509

Foreclosed real estate measured at fair value on a nonrecurring basis are as follows (in thousands):

	At Year End					Losses Recorded
	Total	Level 1	Level 2	Level 3	Total Losses	During the Year
December 31, 2013-
Foreclosed real estate, net	$3,365	—	—	3,365	2,137	144

December 31, 2012-
Foreclosed real estate, net	$4,658	—	—	4,658	2,288	605

(14)	Off-Balance-Sheet Financial Instruments

The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments are unused lines of credit, undisbursed construction loans and stand-by letters of credit and may involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated balance sheet. The contract amounts of these instruments reflect the extent of involvement the Company has in these financial instruments.

(continued)

GULFSTREAM BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(14)	Off-Balance-Sheet Financial Instruments, Continued

The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and unused lines of credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments as it does for on-balance-sheet instruments.

Stand-by letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. These letters of credit are primarily issued to support third-party borrowing arrangements and generally have expiration dates within one year of issuance. The credit risk involved in issuing standby letters of credit is essentially the same as that involved in extending loans to customers. The Company generally holds collateral supporting those commitments.

Stand-by letters of credit and unused lines of credit typically result in loans with a market interest rate when funded.

The following is a summary of the Company’s financial instruments with off-balance-sheet risk at December 31, 2013 (in thousands):

Contract Amount

Unused lines of credit	$66,800

Undisbursed construction loans	$5,304

Stand-by letters of credit	$1,223

(continued)

GULFSTREAM BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(15)	Fair Value of Financial Instruments

The estimated fair value of the Company’s financial instruments were as follows (in thousands):

	At December 31,
	2013		2012
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets:
Cash and cash equivalents	$94,419	94,419	131,633	131,633
Securities	61,288	61,288	48,300	48,300
Loans held for sale	664	670	468	470
Loans, net	363,266	365,199	342,974	347,522
Federal Home Loan Bank stock	885	885	1,044	1,044
Accrued interest receivable	1,255	1,255	1,257	1,257

Financial liabilities:
Deposit	466,571	467,360	472,893	474,064
Federal Home Loan Bank advances	5,000	5,431	5,000	5,588
Junior subordinated debentures	10,310	10,310	10,310	10,310
Other borrowings	6,884	6,884	2,597	2,597
Derivative liabilities	2	2	7	7

Off-balance-sheet financial instruments	—	—	—	—

(16)	Stock Plans

Stock Option Plan. The Company established a Director’s Stock Option Plan and an Officers’ and Employees’ Stock Option Plan (collectively referred to as “1999 Stock Option Plans”). Under these plans, the total number of shares which may be issued is 320,000. The options granted have a term of ten years and vest over five years. During 2009, the 1999 Stock Option Plans were terminated and the Company established the 2009 Stock Option Plan. Under this plan, the total number of shares which may be issued is 200,000. The options have a term of ten years and vest over three years. At December 31, 2013, 95,559 shares remain available for grant under the 2009 Stock Option Plan.

The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions:

	Year Ended December 31,
	2013	2012

Risk-free interest rate	.93-1.91%	0.96-1.33%
Expected stock volatility	11.68%	11.68%
Expected life in years	6.0	6.0
Per share grant-date fair value of options issued during the year	$4.19-5.09	3.66-3.94

(continued)

GULFSTREAM BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(16)	Stock Plans, Continued

The Company used the guidance issued by the Securities and Exchange Commission to determine the estimated life of options issued. Expected volatility is based on volatility of similar companies. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant. The dividend yield assumption is based on the Company’s history and expectation of dividend payments.

A summary of stock option transactions follows ($ in thousands, except share amounts):

	Number of Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term

Outstanding at December 31, 2011	178,283	$26.77
Options granted	40,255	26.00
Options exercised	(17,390)	14.35
Options forfeited	(3,625)	29.95

Outstanding at December 31, 2012	197,523	27.65
Options granted	6,725	30.00
Options exercised	(5,160)	18.19
Options forfeited	(4,861)	28.59

Outstanding at December 31, 2013	194,227	$27.96	5.60 years

Exercisable at December 31, 2013	150,679	$28.57	4.85 years

At December 31, 2013, there was approximately $104,178 of total unrecognized compensation expense related to nonvested share-based compensation arrangements granted under the plans. The cost is expected to be recognized over a weighted-average period of seven months. The total fair value of shares vesting and recognized as compensation expense was $164,000 and $183,000 for the years ended December 31, 2013 and 2012, respectively. The associated income tax benefit recognized was $8,000 and $8,000 for the years ended December 31, 2013 and 2012, respectively.

(continued)

GULFSTREAM BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(16)	Stock Plans, Continued

Restricted Stock Plan. The Company has set aside 30,000 shares of common stock to be awarded to officers and employees. All awards of stock and the terms of the awards must be approved by the Compensation Committee. Restricted shares are forfeited if employment is terminated before the restriction period expires. At December 31, 2013, 13,440 common shares remain available for awards. Compensation expense for restricted stock totaled $91,000 and $199,000 in 2013 and 2012, respectively.

A summary of the status of the Company’s restricted stock and changes during the years then ended are presented below:

	Number of Shares	Weighted-Average Grant-Date Fair Value

Outstanding at December 31, 2011	9,100	$22
Issued	4,460	26
Vested	(6,000)	23

Outstanding at December 31, 2012	7,560	24
Issued	1,500	30
Vested, net	(7,600)	24

Outstanding at December 31, 2013	1,460	$25

Total unrecognized compensation cost related to these nonvested restricted stock amounted to approximately $3,000 and $94,000 at December 31, 2013 and 2012, respectively. This cost is expected to be recognized monthly over the related vesting period using the straight-line method through 2014.

(continued)

GULFSTREAM BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(17)	Stockholders’ Equity

On August 18, 2011, the Company entered into a Securities Purchase Agreement with the Secretary of the Treasury, pursuant to which the Company issued to the Treasury 7,500 shares of its Senior Non-Cumulative Perpetual Preferred Stock, Series D, having a liquidation preference of $1,000 per share (the “Series D Preferred Stock”), in exchange for 7,500 shares of the Company’s Series B preferred stock. The issuance was pursuant to the SBLF program. The Series D Preferred Stock is entitled to receive noncumulative dividends payable quarterly on each January 1, April 1, July 1 and October 1, commencing October 1, 2011. The dividend rate, which is calculated on the aggregate Liquidation Amount, has been initially set at 5% per annum based upon the current level of “Qualified Small Business Lending” (“QSBL”) by the Bank. The dividend rate for future dividend periods will be set based upon the percentage change in qualified lending between each dividend period and the baseline QSBL level established at the time the Agreement was entered into. Such dividend rate may vary from 1% per annum to 5% per annum for the second through tenth dividend periods.

On November 19, 2013, the Company redeemed the Series D Preferred Stock for $7.5 million.

(18)	Related Party Transactions

In the ordinary course of business, the Bank accepts deposits from and grants loans to principal officers and directors and their affiliates. These transactions are summarized as follows (in thousands):

	Year Ended December 31,
	2013	2012
Loans:
Beginning balance	$8,711	6,614
Additions	2,179	3,576
Repayments	(1,019)	(1,479)

Ending balance	$9,871	8,711

Deposits at year end	$9,928	17,898

(19)	Dividends

The Bank is limited in the amount of cash dividends that may be paid to the Holding Company. The amount of cash dividends that may be paid is based on the Bank’s net earnings of the current year combined with the Bank’s retained earnings of the preceding two years, as defined by state banking regulations. However, for any dividend declaration, the Bank must consider additional factors such as the amount of current period net earnings, liquidity, asset quality, capital adequacy and economic conditions. It is likely that these factors would further limit the amount of dividends which the Bank could declare. In addition, bank regulators have the authority to prohibit banks from paying dividends if they deem such payment to be an unsafe or unsound practice.

(continued)

GULFSTREAM BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(20)	Regulatory Matters

The Company (on a consolidated basis) and the Bank are subject to various regulatory capital requirements administered by the Federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s and the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective actions, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Prompt corrective action provisions are not applicable to bank holding companies.

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the following table) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier I capital (as defined) to average assets (as defined).

As of December 31, 2013, the most recent notification from the regulatory authorities categorized the Bank as well capitalized. An institution must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the following tables. There are no conditions or events since the notification that management believes have changed the Bank’s category. The Company’s and the Bank’s actual capital amounts and percentages are also presented in the table ($ in thousands).

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	%	Amount	%	Amount	%
As of December 31, 2013:
Total Capital to Risk-Weighted Assets:
Bank	$67,051	16.60%	$32,306	8.00%	$40,382	10.00%
Company	67,568	16.65	32,463	8.00	N/A	N/A
Tier I Capital to Risk-Weighted Assets:
Bank	61,912	15.33	16,153	4.00	24,230	6.00
Company	62,406	15.38	16,232	4.00	N/A	N/A
Tier I Capital to Average Assets:
Bank	61,912	10.96	22,590	4.00	28,238	5.00
Company	62,406	11.08	22,522	4.00	N/A	N/A

(continued)

GULFSTREAM BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(20)	Regulatory Matters, Continued

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	%	Amount	%	Amount	%
As of December 31, 2012:
Total Capital to Risk-Weighted Assets:
Bank	$70,621	18.11%	$31,204	8.00%	$39,005	10.00%
Company	71,542	18.32	31,235	8.00	N/A	N/A
Tier I Capital to Risk-Weighted Assets:
Bank	65,724	16.85	15,602	4.00	23,403	6.00
Company	66,523	17.04	15,617	4.00	N/A	N/A
Tier I Capital to Average Assets:
Bank	65,724	11.97	21,970	4.00	27,462	5.00
Company	66,523	12.14	21,912	4.00	N/A	N/A

(21)	Profit Sharing Plan

The Company sponsors a 401(k) profit sharing plan available to all employees electing to participate after meeting certain length-of-service requirements. The Company’s contributions to the profit sharing plan are discretionary and are determined annually. The Company made contributions of $156,000 and $173,000 during 2013 and 2012, respectively.

(22)	Contingencies

Various legal claims also arise from time to time in the normal course of business which, in the opinion of management, will have no material effect on the Company’s consolidated financial statements.

(23)	Earnings Per Share (“EPS”)

Earnings per share has been computed on the basis of the weighted-average number of shares of common stock outstanding. Outstanding stock options are considered dilutive securities for purposes of calculating diluted EPS which was computed using the treasury stock method (dollars in thousands, except per share amounts):

	2013			2012
Year Ended December 31:	Earnings	Weighted- Average Shares	Per Share Amount	Earnings	Weighted- Average Shares	Per Share Amount
Basic EPS:
Net earnings applicable to common shareholders	$3,248	1,566,134	$2.07	$3,647	1,551,571	$2.35

Effect of dilutive securities-
Incremental shares from assumed conversion of options		28,260			28,846

Diluted EPS:
Net earnings applicable to common shareholders	$3,248	1,594,394	$2.04	$3,647	1,580,417	$2.31

(continued)

GULFSTREAM BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(24)	Consolidated Financial Statements

Consolidating Balance Sheet

December 31, 2013

(In thousands)

	Gulfstream Bancshares, Inc.	Gulfstream Business Bank	Eliminations		Consolidated Total
Assets

Cash and cash equivalents	$119	94,419	(119	)(a)	94,419
Securities available for sale	—	61,288	—		61,288
Loans held for sale	—	664	—		664
Loans, net	—	363,266	—		363,266
Premises and equipment, net	—	5,781	—		5,781
Federal Home Loan Bank stock, at cost	—	885	—		885
Foreclosed real estate, net	—	3,365	—		3,365
Accrued interest receivable	—	1,255	—		1,255
Investment in subsidiary	61,397	—	(61,397	)(b)	—
Deferred income taxes	1,915	6,296	—		8,211
Bank-owned life insurance	—	4,939	—		4,939
Other assets	312	440	—		752

Total	$63,743	542,598	(61,516)		544,825

Liabilities and Stockholders’ Equity

Liabilities:
Deposits	—	466,690	(119	)(a)	466,571
Federal Home Loan Bank advances	—	5,000	—		5,000
Junior subordinated debentures	10,310	—	—		10,310
Other borrowings	—	6,884	—		6,884
Other liabilities	36	2,627	—		2,663

Total liabilities	10,346	481,201	(119)		491,428

Stockholders’ equity:
Preferred stock	1	—	—		1
Additional paid-in capital, preferred	248	—	—		248
Common stock	16	5,697	(5,697	)(b)	16
Additional paid-in capital, common	23,489	23,546	(23,546	)(b)	23,489
Retained earnings	30,444	32,765	(32,765	)(b)	30,444
Accumulated other comprehensive loss	(801)	(611)	611	(b)	(801)

Total stockholders’ equity	53,397	61,397	(61,397)		53,397

Total	$63,743	542,598	(61,516)		544,825

(a)	to eliminate intercompany deposit account
(b)	to eliminate investment in subsidiary

(continued)

GULFSTREAM BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(24)	Consolidated Financial Statements, Continued

Consolidating Statement of Operations

Year Ended December 31, 2013

(In thousands)

	Gulfstream Bancshares, Inc.	Gulfstream Business Bank	Eliminations		Consolidated Total
Interest income:
Loans	$—	18,778	—		18,778
Securities	—	841	—		841
Other	—	309	—		309

Total interest income	—	19,928	—		19,928

Interest expense:
Deposits	—	1,778	—		1,778
Borrowings	355	273	—		628

Total interest expense	355	2,051	—		2,406

Net interest (expense) income	(355)	17,877	—		17,522

Provision for loan losses	—	168	—		168

Net interest (expense) income after provision for loan losses	(355)	17,709	—		17,354

Noninterest income:
Service charges and fees on deposit accounts	—	509	—		509
Investment fees	—	410	—		410
Gain on sale of loans	—	243	—		243
Gain on sale of foreclosed real estate	—	137	—		137
Earnings on bank-owned life insurance	—	170	—		170
Earnings of subsidiary	4,046	—	(4,046	)(a)	—
Other	12	691	—		703

Total noninterest income	4,058	2,160	(4,046)		2,172

Noninterest expenses:
Salaries and employee benefits	—	8,869	—		8,869
Occupancy and equipment	—	1,066	—		1,066
Data processing	—	604	—		604
Advertising and business development	—	358	—		358
Foreclosed real estate expenses	—	346	—		346
Other	406	2,145	—		2,551

Total noninterest expenses	406	13,388	—		13,794

Other-than-temporary impairment on securities available for sale	—	53	—		53

Earnings before income (benefit) taxes	3,297	6,428	(4,046)		5,679

Income (benefit) taxes	(282)	2,382	—		2,100

Net earnings	3,579	4,046	(4,046)		3,579

Preferred stock dividend requirement	(331)	—	—		(331)

Net earnings available to common stockholders	$3,248	4,046	(4,046)		3,248

(a)	to eliminate earnings of subsidiary

(continued)

GULFSTREAM BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(25)	Bank Merger

On January 17, 2014, Gulfstream Bancshares, Inc. (“Gulfstream”) and CenterState Banks, Inc. (“CenterState”) completed the merger of the two companies for a total consideration of $77 million. Under the merger agreement, Gulfstream Business Bank merged with and into CenterState Bank of Florida, N.A. (“CSB”), a Florida national-chartered bank and wholly- owned subsidiary of CenterState, with CSB as the surviving bank in the merger. Subject to the terms of the merger agreement, Gulfstream Bank’s shareholders received 3.012 shares of CenterState’s common stock and $14.65 in cash for each share of common stock they held. In the opinion of management, the transaction represents a strategic and financially attractive combination of both companies’ shareholders with significant earnings accretion and accelerated profitability.